Exhibit 10.29

CONSENT AND EXCHANGE AGREEMENT

This Consent and Exchange Agreement (the “Agreement”) is made as of this 15 day of September 2014, by and among CorMedix Inc., a Delaware corporation (the “Company”), and the undersigned holders (the “Holders”) of all of the outstanding warrants to purchase common stock, $0.001 par value, of the Company (the “Common Stock”) issued by the Company on March 10, 2014 (the “March 2014 Warrants”).

RECITALS

WHEREAS, the March 2014 Warrants contain dividend and anti-dilution provisions that create derivative accounting issues for the Company;

WHEREAS, the Company and the Holders wish to amend and restate the March 2014 Warrants to remove such dividend and anti-dilution provisions, among others;

WHEREAS, Section 9 of the March 2014 Warrants requires the consent of the holders of a majority of the Warrant Shares to amend the terms thereof;

WHEREAS, the Holders, among them, own all of the March 2014 Warrants, and desire to amend and restate the March 2014 Warrants as provided herein; and

WHEREAS, the Company and each Holder now desire to exchange the March 2014 Warrants for Amended March 2014 Warrants for a number of shares exercisable into the number of shares subject to the March 2014 Warrants held by the respective Holder.

WHEREAS, the execution and delivery of this Agreement by the Company and the Holders and the transactions contemplated hereby are being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

AGREEMENT

NOW, THEREFORE, IT IS RESOLVED, in consideration of mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. Amendment and Restatement of the March 2014 Warrants. The March 2014 Warrants will be amended and restated as set forth Exhibit A hereto (the “Amended March 2014 Warrants”, also referred to collectively as the “Existing Warrants”).

2. Exchange of Warrants.  Subject to satisfaction of the conditions set forth in Section 12 hereof, effective as of the date that all of the conditions to the Holders obligations to consummate the transactions contemplated hereby are satisfied or waived by the Holders (the “Effective Date”), (a) each Holder hereby agrees to exchange the March 2014 Warrants held by it for Amended March 2014 Warrants (the Amended March 2014 Warrants are referred to collectively herein as the “Exchange Warrants”), and (b) the Company hereby agrees to issue such Amended March 2014 Warrants to the Holder.  Subject to the foregoing conditions, the Company and each Holder agree that, as of the Effective Date, the Existing Warrants shall cease to be outstanding and shall represent the right to receive, upon surrender of the Existing Warrants to the Company at its principal office, the Exchange Warrants.  On the Effective Date, the Company will issue the Exchange Warrants for which such Existing Warrants were exchanged. The Existing Warrants, from and after the Effective Date, shall be deemed to have been cancelled and shall represent the right of the Holder to receive the Exchange Warrants.

3. Release of Obligations under the Existing Warrants; Survival of Certain other Obligations.  Each Holder hereby agrees and acknowledges that the issuance of the Exchange Warrants to the Holder as set forth herein shall and does fully satisfy and extinguish any and all obligations or liabilities of the Company under the Existing Warrants.  As of the Effective Date, the Company and each Holder hereby further agree that the March 2014 Warrants hereafter shall represent only the right to receive the Amended March 2014 Warrants, all as set forth herein.  Notwithstanding the foregoing, no Holder releases the Company from any of its covenants, obligations or agreements under, and the following agreements shall continue to be in full force and effect and are hereby ratified and confirmed in all respects, (i) the Subscription Agreement, dated March 4, 2014 (the “Subscription Agreement”), and (ii) the Placement Agent Agreement, dated March 4, 2014 (the “Placement Agreement”), including, without limitation, Article 5 and Article 8 thereof, all of such covenants, obligations and agreements to survive the exchange of the Existing Warrants contemplated hereby in accordance with their terms.  With respect to periods after the Effective Date, all of such covenants, obligations and agreements under Article 5 and Article 8 of the Placement Agreement that are to be in effect so long as the Amended March 2014 Warrants and the underlying shares (the “Underlying Shares”) are owned by a Holder shall be deemed to be amended mutatis mutandis to remain in effect so long as any Exchange Warrants and any Underlying Shares are owned by such Holder.  In addition, for the avoidance of doubt, nothing contained herein constitutes a waiver or release of any breach by the Company of the Existing Warrants, the Subscription Agreement or the Placement Agreement prior to the date hereof.

4. Disposition of Existing Warrants.  The Holder agrees to deliver the Existing Warrants to the Company for cancellation as soon as practical following the Effective Date.  If any of the Existing Warrants shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Holder claiming such security to be lost, stolen or destroyed, in form satisfactory to the Company, the Company shall issue the Exchange Warrants that the Holder is entitled to receive pursuant to this Agreement; provided, however, that the Company may in its discretion and as a condition precedent to the issuance thereof, require the Holder to provide the Company with an indemnity agreement, in form satisfactory to the Company, against any claim that may be made against the Company with respect to the security alleged to have been lost, stolen or destroyed.

5. Representations and Warranties of the Company.  The Company represents, warrants and covenants to the Holders as follows.

(a) Each of the Company and its Subsidiaries (as defined below) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business, and is in good standing, in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or (iii) the authority or ability of the Company to perform any of its obligations hereunder. Other than its Subsidiaries, there is no Person in which the Company, directly or indirectly, (i) owns any of the capital stock or holds an equity or similar interest or (ii) controls or operates all or any part of the business, operations or administration of such Person.  A “Subsidiary” means any Person (as defined in the Exchange Warrants) in which the Company, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing. As of the date of this Agreement, the Company has no Subsidiaries other than CorMedix Europe GmbH.

(b) The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Exchange Warrants in accordance with the terms hereof.  The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Exchange Warrants) have been duly authorized by the Company’s board of directors and (other than  filings as may be required by applicable federal and state securities laws regarding the issuance of the Exchange Warrants), no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body. This Agreement has been and the other documents or instruments to be delivered on or prior to the Effective Date will be duly executed and delivered by the Company, and upon such execution will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) The issuance of the Exchange Warrants and the Underlying Shares have been duly authorized and upon issuance in accordance with the terms of this Agreement shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issuance thereof.  The Company shall have reserved from its duly authorized capital stock as of the Effective Date number of Underlying Shares (determined without taking into account any limitations on the exercise of the Exchange Warrants set forth therein). Upon exercise in accordance with the Exchange Warrants, the Underlying Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  The offer and issuance by the Company of the Exchange Warrants and the Underlying Shares are exempt from registration pursuant to Section 3(a)(9) of the 1933 Act.

(d) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Exchange Warrants and the Underlying Shares and the reservation for issuance of the Exchange Warrants and the Underlying Shares as contemplated under Section 10(c) above) will not (i) result in a violation of the Company’s certificate of incorporation or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the NYSE MKT (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(e) Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than any filings as may be required by any federal and state securities laws), any governmental entity or other self-regulatory organization or body or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement, in each case, in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Effective Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by this Agreement.

(f) For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchange Warrants may be tacked onto the holding period of the Existing Warrants and the Company agrees not to take a position contrary to this Section 5(f).

The Company is not now, and following the Effective Date will not be, liable for any brokerage, finder’s or solicitation fees or commissions with respect to the transactions contemplated by this Agreement.

(g) Immediately after the consummation of the transactions contemplated by this Agreement and the transactions contemplated by the agreements cited in Sections 8(a)(2) and 8(a)(3), the Company will be in compliance with Sections 1003(a)(i) and 1003(a)(ii) of the continued listing standards of the NYSE MKT, and the Company will have no financial instruments on its balance sheet that must be accounted for as derivative liabilities other than shares of the Company’s non-voting convertible Series C-3 preferred stock and common stock purchase warrants issued by the Company on January 7, 2014 held by entities or individuals who do not enter into the Agreement cited in Section 8(a)(3).

(h) The Company makes the same representations and warranties to the Holder as are set forth in Sections 3(k) through (l), Sections 3(p) through (dd), Sections 3(ff) through (ii), Sections 3(kk) through (uu), and Sections 3(ww) through (yy) of the Placement Agreement, except as set forth in Section 5(i) hereof and as may have been updated by the Company’s filings made pursuant to the 1934 Act as defined below), as if such representations and warranties were set forth in this Agreement.

(i) As of August 26, 2014, the authorized capital stock of the Company consists of (i) 80,000,000 shares of Common Stock, of which, 22,110,506 are issued and outstanding and 21,876,059 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock (including all outstanding preferred shares), and (ii) 2,000,000 shares of preferred stock, of which (iii) 761,429 shares of non-voting convertible Series A Preferred Stock are authorized and none of which are issued and outstanding, (iv) 454,456 shares of non-voting convertible Series B Preferred Stock are authorized and 454,456 shares of which are issued and outstanding, (v) 150,000 shares of non-voting convertible Series C-1 Preferred Stock are authorized and none  of which are issued and outstanding, (vi) 150,000 shares of non-voting convertible Series C-2 Preferred Stock are authorized and 150,000 shares  of which are issued and outstanding, (vi) 200,000 shares of non-voting convertible Series C-3 Preferred Stock are authorized and 192,000 shares  of which are issued and outstanding, (viii) 57,400 shares of non-voting convertible Series D Preferred Stock are authorized and 57,400 shares  of which are issued and outstanding, and (ix) 55,214 shares of non-voting convertible Series E Preferred Stock are authorized and 55,214 shares  of which are issued and outstanding.  No shares of Common Stock or Preferred Stock are held in treasury.  All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  An aggregate of 560,083 shares of the Company’s issued and outstanding Common Stock on the date hereof are as of the date hereof owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, as of the date hereof, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all convertible securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(j) After giving effect to the transactions contemplated by this Agreement and by the consent and exchange agreements referred to in Sections 8(a)(3) and Sections 8(a)(4) hereof (the “Other Exchange Agreements”), the Company has sufficient authorized shares of Common Stock to issue upon the conversion of all outstanding shares of the Company’s Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, and the exercise of all Existing Warrants and all outstanding warrants that are the subject of the Other Exchange Agreements.

(k) The Company received the approval of its stockholders on February 28, 2014 and the approval of the NYSE MKT, by letter dated April 1, 2014, to the issuance of shares of Common Stock in connection with the conversion of all outstanding shares of the Company’s Series C-2 Preferred Stock, Series C-3 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, and the exercise of all Existing Warrants and all outstanding warrants that are the subject of the Other Exchange Agreements, including as may be increased due to anti-dilution provisions, should such issuance exceed the 20% threshold set forth in NYSE MKT Rule 312.03(c).

6. Representations and Warranties of the Holders.  Each Holder represents, warrants and covenants to the Company as follows.

(a) All action, corporate or otherwise, on the part of the Holder, and its officers, directors, and shareholders or partners, as the case may be, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Holder hereunder, has been taken or will be taken prior to the Effective Date and this Agreement, when executed, constitutes the valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The execution and delivery of this Agreement will not conflict with, or result in a breach of any of the terms of, or constitute a default under, the charter, bylaws or other organizational documents of the Holder.

(b) The Holder owns the Existing Warrants free and clear of any liens (other than the obligations pursuant to this Agreement and applicable securities laws).

7. Covenants.  On or before 9:00 a.m., New York time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated hereby (the “8-K Filing”) in the form required by the Securities Exchange Act of 1934, as amended (the “1934 Act”).  From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby.

8. Closing Conditions.

(a) Holder’s Closing Conditions.  Each Holder’s obligations to consummate the exchange of the Existing Warrants and the other transactions contemplated hereby are subject to satisfaction or waiver, in the discretion of the Holder, of the following conditions:

(1)	The Company shall have executed and delivered to the Holders this Agreement.

(2)
The Company shall have entered into and completed the transactions contemplated in that Consent and Exchange Agreement, dated of even date herewith, by and among the Company and the holders of (i) the shares of the Company’s non-voting convertible Series C-2 preferred stock, Series D preferred stock, and Series E preferred stock, and (ii) the common stock purchase warrants issued by the Company on May 30, 2013 and October 22, 2013.

(3)
The Company shall have entered into and completed the transactions contemplated in that Consent and Exchange Agreement, dated of even date herewith, by and among the Company and the holders of not less than 75% of (i) the shares of the Company’s non-voting convertible Series C-3 preferred stock and (ii) the shares issuable under the common stock purchase warrants issued by the Company on January 7, 2014.

(b) Company Closing Conditions.  The Company’s obligation to consummate the exchange of the Existing Warrants and the other transactions contemplated hereby are subject to satisfaction or waiver, in the discretion of the Company, of the following conditions:

(1)	Each Holder shall have executed and delivered to the Company this Agreement.

9. Taxes.  Each Holder has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement.  Each Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Each Holder understands that it (and not the Company) shall be responsible for the Holder’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

10. Miscellaneous.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Holders, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, except as specifically set forth herein, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements a Holder has entered into with, or any instruments a Holder has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Holder in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to a Holder or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and a Holder, or any instruments such Holder received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor a Holder makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Holder.  No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.  As a material inducement for each Holder to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence or other investigation or inquiry conducted by the Holder, any of its advisors or any of its representatives shall affect the Holder’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement and (ii) unless a provision of this Agreement, including specifically representations and warranties incorporated by reference into Section 5(g) hereof from the Placement Agreement, is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect a Holder’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day (as defined in the May 2013 SPA) after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be as follows.

If to the Holders at the last address on record with the Company:

If to the Company at:

745 Route 202-206, Suite 303
Bridgewater, New Jersey 08807
Attention:   Chief Executive Officer
Phone: 908-517-9500
Fax:           908-429-4307
with a copy to:

Alexander M. Donaldson, Esq.
Wyrick Robbins Yates & Ponton, LLP
4101 Lake Boone Trail
Suite 300
Raleigh, North Carolina 27607
Phone:  919-781-4000
Fax:           919-781-4865

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including any assignee of any of the Exchange Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Holder. Provided a Holder provides the Company with written notice thereof, a Holder may assign some or all of its rights hereunder in connection with any transfer of any of its Exchange Warrants without the consent of the Company, in which event such assignee shall be deemed to be a holder hereunder with respect to such assigned rights, provided such assignment is in compliance with applicable securities laws.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties, agreements and covenants shall survive the Effective Date.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

(l)           The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement.  Nothing contained herein or in the May 2013 SPA, the October 2013 SPA or in any other Transaction Document, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as, and the Company acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Subscription Agreement, the Placement Agreement or the Transaction Documents, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Subscription Agreement, the Placement Agreement or the Transaction Documents. The decision of each Holder to enter into this Agreement and to effectuate the transactions contemplated by this Agreement has been made by such Holder independently of any other Holder.  Each Holder acknowledges that no other Holder has acted as agent for such Holder in connection with such Holder making its decision to enter into this Agreement or effectuating the transactions contemplated hereby and hereunder and that no other Holder will be acting as agent of such Holder in connection with monitoring such Holder’s investment in the Securities or enforcing its rights under the Subscription Agreement, the Placement Agreement or the Transaction Documents.  The Company and each Holder confirms that each Holder has independently participated with the Company in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.   Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Document, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.  The use of a single agreement to effectuate the transactions contemplated herein and hereby was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder.  It is expressly understood and agreed that each provision contained in this Agreement and in each of the Subscription Agreement, the Placement Agreement and the Transaction Documents is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among the Holders.

[The next pages are the signature pages]

IN WITNESS WHEREOF, the undersigned have executed this Consent and Exchange Agreement as of the date first written above.

COMPANY:                                                                CORMEDIX INC.

By:  /s/ Randy Milby
Name:  Randy Milby
Title:    Chief Executive Officer

HOLDER:

By:
Name:
Title: